SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                   May 4, 1998


                             WESTFIELD AMERICA, INC.
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             (Exact Name of registrant as specified in its charter)


         Missouri                    1-12923                  43-0758627
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(State of Other Jurisdiction       (Commission             (I.R.S. Employer
     of Incorporation)             File Number)           Identification No.)

11601 Wilshire Boulevard, 12th Floor, Los Angeles, California      90025
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         (Address of Principal Executive Offices)                (Zip Code)

    Registrant's telephone number, including area code (310) 445-2427


                                No Change
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      (Former name or former address, if changed since last report)

                    This Current Report consists of 4 pages.
                    The Exhibit Index is located at page 4.
                                Page 1 of 4 pages


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

Item 5. Other Events.

            Westfield America, Inc., a Missouri corporation (the "Company") proposes to make an offering in Australia of approximately Aus. $465 million principal amount of unsecured, subordinated notes, bearing interest at a rate to be determined. The offering is expected to close in June and is subject to a number of conditions precedent. The net proceeds of the offering are expected to be used to fund, in part, the previously announced proposed acquisition by the Company of interests in shopping centers from TrizecHahn Centers Inc. The notes have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.  Financial Statements and Exhibits.

            The Company files the following exhibit as part of this Current
Report:

            Exhibit 99. Copy of the Press Release, dated May 3, 1998, issued by the Company, publicly announcing the activities reported therein.


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

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WESTFIELD AMERICA, INC.


Date: May 4, 1998             By: /s/ Irv Hepner
                                  --------------------
                                    Irv Hepner
                                    Secretary


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

                                INDEX TO EXHIBIT

Exhibit
Number                   Description of Exhibit
------                   ----------------------

Exhibit 99. Copy of the Press Release, dated May 3, 1998, issued by the Company, publicly announcing the actions reported therein.


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